UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

Muskoka Flooring Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-148256
(Commission File Number)

None
(IRS Employer Identification No.)

2711 Centerville Road, Suite 400
Wilmington, DE
19808
(Address of principal executive offices)(Zip Code)

(705) 794-9481
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Muskoka Flooring Corporation (the “Company”) is aware that a change in control of the Company occurred on November 26, 2008, when Gordon Cotton sold 1,000,000 shares of common stock, representing approximately 75.6% of the common stock and voting power of the Company, to Wellgate International, Ltd. (“Wellgate”), for consideration of approximately $40,000 from corporate funds of Wellgate. The stock sale included an arrangement whereby Michel L. Marengere, Wellgate’s Chief Executive Officer, has been appointed as the Company’s sole Director and its President and Chief Executive Officer, Principal Financial Officer, and Treasurer. Wellgate’s purchase of the 1,000,000 shares of common stock, along with the purchase of an additional 126,700 shares of the Company’s common stock, was made for investment purposes and it does not share its beneficial ownership or its voting power in its 1,126.700 shares with any person or group. Wellgate has no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 26, 2008, Gordon Cotton resigned as a member of the Board of Directors, President and Chief Executive Officer, Principal Financial Officer, and Treasurer of the Company. Mr. Cotton resigned for personal reasons and has no disputes or disagreements with the Company.

Effective November 26, 2008, Michel L. Marengere accepted an appointment by the Board of Directors of the Company to act as a member of the Board of Directors, and serve as the Company’s President and Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer, until his successor is duly qualified and elected or appointed.

Mr. Marengere’s appointment was made in connection with an arrangement between Wellgate and Mr. Cotton pursuant to which Wellgate purchased 1,000,000 shares of the Company’s common stock in a private transaction, as further described in Item 5.01 (Changes in Control of Registrant) of this Current Report on Form 8-K.

Mr. Marengere does not have any agreement, arrangement or interested transaction with the Company.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

No.	Description

17.1	Letter dated November 26, 2008 from Gordon Cotton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Muskoka Flooring Corporation
(Registrant)
Date: December 13, 2008

By:  /s/ Michel L. Marengere

Name:  Michel L. Marengere
Title:    Chairman  and Chief Executive Officer

Exhibit Index

No.	Description

17.1	Letter dated November 26, 2008 from Gordon Cotton